Exhibit 32.1

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cyanotech Corporation (the “Company”) on Form 10-K for the period ended March 31, 2025 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned certifies that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: June 20, 2025	/s/ Matthew K. Custer
Matthew K. Custer
President and Chief Executive Officer

Date: June 20, 2025	/s/ Jennifer C. Rogerson
Jennifer C. Rogerson
Chief Financial Officer; Vice President—Finance & Administration, and Treasurer
(Principal Financial Officer)